Number: PUYINBAORONG2014003

Financing Limit Agreement

[English Translation]

Company: Hebei Baoding Orient Paper Milling Co., Ltd. (hereinafter referred to as Client)

Main Business Address: Wuji Village, Xushui County

Contact Person: Zhenyong Liu

Bank: Shanghai Pudong Development Bank Inc Baoding-Branch (hereinafter referred to as Financing Bank)

Main Business Address: No.429, South of Chaoyang Street, Baoding City

Contact Person: Changlin Ge

The agreements entered into by both parties on the basis of equality and mutual benefit through friendly negotiation in accordance with the relevant laws and regulations as follows:

Part I General Conditions and Terms

1. Agreement: The content of any document signed by Client and Financing Bank during the terms of limit using, include Limit Changing Agreement (the form refers to Exhibit I) and the affiliated financing documents are the part of this Agreement, and shall be read with this Agreement.

2. Limit: For the purpose of this Agreement, the use terms of the limit refer to the terms specified in the Financing Limit List (Part Two of this Agreement) or the terms listed in any valid Limit Changing Agreement signed by Client with Financing Bank, first choose the later signer. Client shall apply the financing use limit to Financing Bank within the use terms of the limit. Financing Bank can refuse the application beyond the use terms of the limit Client provided whether financing limit has been used out.

Client shall pay the commitment fee according to the rate and payment method under the Financing Limit List in line with the financing limit obtained by this Agreement.

3. Limit Changing: Subject to the Financing Limit List if the conditions and terms are inconsistent with the Financing Limit List (included the changing by Client and Financing Bank on financing limit according to Limit Changing Agreement).The business involved in this affiliated financing document shall be subject to this affiliated financing document if the regulations of any affiliated financing document signed by Client and Financing Bank within the use terms of the limit is inconsistent with this Agreement.

Notwithstanding the foregoing, Financing Bank has the right to inform Client that the financing under any affiliated financing document is acceleration of maturity for the need to ensure the safety of the creditor when it is necessary, Client shall pay back the financing amount immediately in the case of informing the financing is acceleration of maturity; Client shall complement the cash deposit immediately to 100% for the foreign letter of credit, letter of guarantee/standby letter of credit and bankers' acceptance bill set by Financing Bank according to the application of Client.

4. Financing: Client can apply credit financing (collectively referred as to Financing) to Financing Bank according to the regulation under this Agreement and any affiliated financing document on the financing limit and within terms, the specific applicable financing varieties are subject to the regulation under the Financing Limit List. The commitments under this Agreement Financing Bank made to the financing limit consist of revocable commitments and irrevocable commitments, Financing Bank can (but is not obligated to) provide financing to Client for revocable commitments; Financing Bank must fulfill the commitments under this Agreement in the case meeting the relevant conditions listed in the Financing Limit List (the commercial terms in Part Two under this Agreement) or the specific business agreed by both parties for the irrevocable commitments. Client shall pay the commitment fee under this Agreement to Financing Bank, that is commitment fee=unused limit*(year) commitment fee rate. Financing Bank has no obligation to return the commitment fee paid by Client if the limit unused or used partially during the limit use term or this Agreement is terminated early.

5. Affiliated Financing Documents: For the purpose of this Agreement, the affiliated financing documents signed by Client, included but not limited to:

(1) Refer to the Working Capital Loan Agreement, Fixed Assets Loan Agreement and any other loan document maybe signed by Client for the loan;

(2) Refer to Discounted Bills Agreement and any other document maybe signed by Client for the discounted bills;

(3) Refer to Commercial Paper Premium Subsidies Agreement and any other document maybe signed by Client for the commercial paper premium subsidies

(4) Refer to Factoring Financing Application and any other document maybe signed by Client for the factoring financing;

(5) Refer to Credit Outward Negotiation, Documentary Collection Negotiation Agreement and any other document maybe signed by Client for the credit outward negotiation (included the domestic credit ), documentary collection negotiation;

(6) Refer to Inward Bills Purchased under LC Agreement and any other document maybe signed by Client for the Inward Bills Purchased under LC;

(7) Refer to Packing Credit Agreement and any other document maybe signed by Client for the packing credit;

(8) Refer to Open Credit Agreement and any other document maybe signed by Client for opening the letter of credit;

(9) Refer to Open Guarantee / Standby Credit Agreement for opening guarantee / standby credit;

(10) Refer to Open Bankers' Acceptance Bill Agreement and any other document maybe signed by Client for opening Bankers' Acceptance Bill;

(11) Other financing documents signed by Client with Financing Bank.

Financing Bank will issue the financing amount to Client under the conditions of this Agreement or the affiliated financing documents and/or issue commitments with the requirements of Client in the case meeting the requirements of this Agreement and Financing Bank for the relevant use application by Client. Client shall not withdraw and revise the Financing Application/Agreement signed or submit, otherwise Client shall pay the cost, expense and loss caused by withdrawing or revising the Application/Agreement to Financing Bank.

6. Submission of Documents: Client ensures to submit the following documents or meet the relevant conditions before signing this Agreement or with the requirements of Financing Bank:

(1) The update articles of company and copies of business license of Client;

(2) To authorize Client to sign this Agreement and the board resolution of the affiliated financing documents;

(3) The authorization of authorized representatives and specimen signature of authorized agent of Client;

(4) All affiliated financing documents signed legally by Client with the requirements of Financing Bank;

(5) The loan day specified by Client or the open day to open Credit, letter of guarantee/standby letter of credit and bankers' acceptance bill is the business date of Financing Bank;

(6) Other documents and/or conditions required from time to time by Financing Bank.

7. Financing Limit Occupied refers to the total of the financing amount issued anytime by Financing Bank to Client under the conditions of this Agreement the affiliated financing documents and the amount unpaid by Client and the amount involved in the commitment issued outside with the requirements of Client, but shall net of the amount paid by Client or guarantor of Client to Financing Bank by cash pledge (included cash deposit). Unless otherwise agreed by both parties.

8. Circulation Client can continue to apply to use the financing limit to Financing Bank within the limit use term under this Agreement for recovering the financing limit occupied by the amount involved in the obligation fulfilled after fulfilling the obligation (included that paid the relevant financing amount, supplement to100% cash deposit and Financing Bank is lifted the external payment obligation ) under this Agreement and the affiliated financing documents are for the circulatory financing limit. The acyclic financing limit shall not be desterilized once occupied unless agreed by Financing Bank. Financing Bank has the right to review the Client and guaranty every year unless otherwise specified by this Agreement, Client can continue to use the financing limit next year through the revision of Financing Bank; Financing Bank has the right to abolish the financing limit next year failed in the revision of Financing Bank, the financing limit unused and paid in the future shall not be used anymore unless the affiliated financing documents taking into effect is not be affected.

9. Security The precondition Client apply for financing under this Agreement is this security document has been signed and came into force if the financing limit is secured under this Agreement, the precondition Client apply for opening credit, letter of guarantee/standby letter of credit and bankers' acceptance bill is the ratio of cash deposit has been paid full if it have requirements in the Financing Limit List. Client shall add to the security or urge the guarantor to confirm the change and add to the security if Client applies for changing financing limit caused the financing limit increase. Client shall ensure the relevant security is sustainable with the requirements of Financing Bank if the financing limit can be used next year after revision by Financing Bank.

10. Tax Unless laws require the Client must deduct related tax revenues when repaying the financing amount; otherwise the Client should pay the amount under this Agreement in full and shall not make any deduction. If the Client must deduct related tax according to provisions of laws, the Client should issue the duty-paid certificate to the Financing Bank within fifteen (15) days after deduction, and meanwhile the Client should pay extra amount to the Financing Bank to make the amount received by the Financing Bank equal to the amount without deduction.

11. Representations and Warranties The Client makes the following representations and warranties, and such representations and warranties should be deemed to be repeatedly made by the Client and be always effective when the Financing Bank provides financing to the Client under the provisions of this Agreement and affiliated financing documents.

(1) The Client should be established according to applicable laws, which is enterprise (public institution) legal person and other economic organization with independent legal qualification, complete financial system and repayment ability and is legally entitled to enter into and perform this Agreement and any documents related to this Agreement, and has taken any necessary corporate actions to make this Agreement and any documents related to this Agreement legal, valid and enforceable;

(2) Signing of this Agreement and implementation of obligations under this Agreement by the Client will not violate the signed any other contracts or documents, articles of incorporation, any applicable laws, regulations and administrative orders, relevant documents, judgment and adjudication of authorities, and will not conflict with any other obligations or arrangements borne by the Client;

(3) The Client and its shareholders and affiliated companies don’t involve in any liquidation, bankruptcy, reforming, merger, acquisition, separation, recombination, dissolution, closing, going out of business or similar legal procedures, and also don’t have any circumstances that may lead to involvement of such legal procedures;

(4) The Client doesn’t involve in any economic, civil, criminal, administrative judicial proceedings or similar arbitration procedures which may have great adverse impact, and also doesn’t have any circumstances that may lead to involvement of such judicial procedures or similar arbitration procedures;

(5) Legal representative, directors, supervisors or other senior management personnel of the Client as well as any important assets of the Client don’t involve in any enforceable, sealed up, confiscated, frozen, retained and supervisory measures, and also don’t have any circumstances that may lead to involvement of such measures;

(6) The Client guarantees that all issued financial statements (if any) comply with the provisions of applicable laws, and the statements truly, completely and justly reflect its financial conditions; in the course of signing and implementing this Agreement by the Client, all materials, documents and information about itself and guarantor provided to Financing Bank is true, valid, accurate and complete without any concealment or omission;

(7) In the operation process, the Client is strictly in compliance with applicable laws, carries out the business strictly based on the provisions of Client’s business license or legally approved, and handles the annual inspection procedures on time;

(8) The Client has disclosed the important facts and situations to the Financial Bank, which it has known or should know and whether the Financing Bank is decided to grant credit under this Agreement;

(9) The Client guarantees that there are no other circumstances or events that cause or may cause great adverse impact on the Client’s contractual capacity.

12. Commitment Issues Client makes the following commitments, and such commitments should be deemed to be repeatedly made by the Client and be always effective when the Financing Bank provides financing to the Client under the provisions of this Agreement and affiliated financing documents.

(1) The Client should strictly abide by and fulfill all obligations in this Agreement and its affiliated financing agreement;

(2) Except as otherwise provided in this Agreement or affiliated financing documents, the Client should, according to the provisions of this Agreement and affiliated financing documents, timely repay the financing amount or advance payment or supply 100% margin under the requirement of Financing Bank; the Client should handle, obtain and comply with all approval, authorization, registration and permission required by applicable laws and regulations and maintain its effectiveness, so that it can legally sign and perform the obligations in this Agreement and any documents related to this Agreement; if required by the Financing Bank, the Client should immediately issue relevant certificate;

(3) Within five (5) business days of the Financing Bank after learning that it has involved in any economic, civil, criminal, administrative judicial procedures or similar arbitration procedures that may have great adverse impact, or within five (5) business days of the Financing Bank after learning that any of its important assets have involved in enforceable, sealed up, confiscated, frozen, retained and supervisory measures, notify the Financing Bank in written and state the impact that has been brought and remedial measures that have been taken or are planned to take in details;

(4) Without written consent of Financing Bank, the Client shall not provide guarantee to a third party, which can produce great adverse impact on its financial conditions or capacity to perform obligations under this Agreement;

(5) Without written consent of Financing Bank, the Client shall not pay off other long-term debt in advance, and such settlement may have great adverse impact on the Client’s capacity to perform obligations under this Agreement;

(6) Since the date of signing this Agreement, before the completion of repayment of all debts under this Agreement and its affiliated financing documents, without written consent of Financing Bank, the Client will not:

● Make liquidation, reforming, bankruptcy, merger, acquisition, separation, recombination, dissolution, closing, going out of business or similar legal procedures;

● Sell, lease, gift, transfer or dispose any important assets in any other ways, except for daily operation needs;

● Make any change to equity structure;

● Sign a contract/agreement that has great adverse impact on the Client’s capacity to perform obligations under this Agreement or bear obligations related to this impact.

(7) When guarantee under this Agreement meets particular situation or has particular change, the Client should timely provide other guarantees approved by the Financing Bank under the requirement of Financing Bank. The particular situations or particular changes include but are not limited to guarantor’s production halts, going out of business, dissolution, suspending business for rectification, business license being revoked or rescinded, application or being required to apply for reforming, bankruptcy, operation or financial conditions having great change, involving in great judicial or arbitration cases, legal representative/person in charge litigation, arbitration or other enforcement measures, collateral value’s reduction or probable reduction or being sealed up and other property preservation measures, default activities under guarantee agreement and requirement to terminate guarantee agreement, etc.

(8) Required by Financing Bank, the Client also should handle notarization with compulsory execution effect with notary organ approved by Financing Bank, and the Client voluntarily accepts this compulsory execution.

(9) The Client should notify the Financing Bank any events at any time that may affect its capacity to perform obligations under this Agreement and any documents related to this Agreement.

(10) Special guarantee matters about group clients (applicable to group clients).

If the Client in this Agreement is group client, the Client promises hereby:

● The Client should timely report related transaction of more than 10 percent of the net assets of the actual credit grantor, including: a. partner relationship between parties; b. transactions and nature of transaction; c. amount or corresponding proportion; d. pricing policy (including the transactions without amount or only having symbolic amount).

● If actual credit grantor has the following circumstances, it shall be deemed as default by the Client under this Agreement, and the Financing Bank is entitled to unilaterally decide to cancel unused credit of the Client and recover part or whole used credit or require the Client add to 100% margin: a. provide false material or conceal important operating financial facts; b. without consent of Financing Bank, arbitrarily change original purpose of the credit, divert the credit or use the bank credit to engage in illegal and violated transactions; c. use false contract with related party for bank discount or pledge in notes receivable, accounts receivable and other creditor’s rights without actual trade, to extract bank fund or credit; d. refuse to accept supervision and inspection of Financing Bank to the credit fund’s using condition and relevant operating financial activities; e. appear great merger, acquisition and reorganization, which Financing Bank thinks may affect credit safety; f. intentionally evade bank creditor’s rights through related party transaction.

(11) The Client hereby confirms that, it has fully understood and learnt the Financing Bank’s standpoint to object its employees seek any forms of benefit taking advantages of their positions, and promises to avoid such situations in honest and fair principles, and will not privately provide any forms of commission, cash gift, securities, valuables, all kinds of rewards, private cost subsidy, private tours, expensive entertainment and other illegal profits to the staff of Financing Bank.

13. Cost and Expense Client shall bear the relevant fee and tax according to the laws and regulation and this Agreement.

14. Interest Penalty The interest penalty overdue and diversion and the collection rule of the financing under this Agreement shall be specified in the Financing Limit List or the affiliated financing documents.

15. Exchange Rate Conversion: Financing Bank has the right to convert the rate according to the relevant exchange rate determined by himself if the financing currency is inconsistent with the financing limit currency when calculate any limit occupied. Financing Bank has the right to request Client to payback the excess amount if the total of financing limit occupied under this Agreement is higher than the above highest financing limit caused by exchange rate movement anytime. Financing Bank has the right to purchase foreign currency to payback by the relevant exchange rate if the payment included the authorized repayment currency is inconsistent with the financing currency, and Client shall bear the exchange rate risks.

16. Authorized Repayment and Offset Client authorizes Financing Bank to use directly the amount in any account (whatever the currency is) Client set in Shanghai Pudong Development Bank Inc. to pay the debt when Client has the debt due but not paid to Financing Bank whether the debt belongs to this Agreement or the affiliated financing documents, and this authorizing is not be repealed, Financing Bank can convert according to the relevant exchange rate determined by himself and Client shall bear the exchange rate risks if involved the exchange rate conversion.

17. Debt Certificate Financing Bank shall remain a set of account and voucher related to the business activity involved in this Agreement and the affiliated financing documents on its accounting book under the consistent rule of business operation. Client approves the record related to the accounting and voucher or other valid certification materials are the valid certification of Client debt except manifest errors.

18. Transfer Client shall not transfer any right and obligation under this Agreement. Financing Bank can transfer the right and obligation to the third party under this Agreement anytime, and disclose any information related to this Agreement to the third party, included any information Client and Client guarantor provided to Financing Bank for the purpose of this Agreement.

19. Information Disclosure Client agrees: Financing Bank can disclose any information related to this Agreement to headquarter, embranchments, affiliates and people employed by these institutions, at same time, the disclosure by Financing Bank belongs to approved disclosure under any laws and regulation and supervision department, government agency and justice institutions unless the disclosure approved in Item 18.

20. Default Client violated any statement and guarantee under this Agreement or such statement and guarantee deemed to incorrect and untrue, or misleading or disobedient, and/or Client violates or non-fulfills any commitment under this Agreement and/or Client violates either rule of this Agreement and the affiliated financing documents, and/or Client has any situation maybe affect the loan safety of Financing Bank, and/or guarantor violates the rule of any security document constitute the default Client to this Agreement and the affiliated financing documents, Financing Bank can request Client to compensate for all losses included attorney fees has the right (but no obligation) to take measures individually or simultaneously as follows:

(1) Adjust or cancel the financing limit under this Agreement;

(2) Announce all or partial debt under this Agreement and the affiliated financing documents is maturity ahead of time, and/or terminate all or partial affiliated financing document, and request Client to payback all or partial financing principle and interest immediately. Financing Bank can request Client to add to the amount of cash deposit, or transfer the deposit in the deposit account or the settlement account to the cash deposit account for external payment or cash deposit maybe advanced in the future by Client for the accepted bill or the opened credit, letter of guarantee/Standby Letter of credit by Financing Bank within the limit use terms; Financing Bank has the right to request Client to repay advances immediately if advanced.

(3) Calculate interest by the default interest rate of this Agreement or the affiliated financing documents and collect compound interest to accrued interest.

(4) Deduct the deposit of Client in any account of Financing Bank according to the rule of Item 16 of this Agreement.

21. Applicable Law and Jurisdictions This Agreement is applicable to and interpreted in accordance with the law of People’s Republic of China (the purpose of this Agreement excluded hereby the law of Hong Kong, Macao and Taiwan). All disputes in connection with this Agreement shall be settled through friendly negotiation; if there is no agreement upon the negotiations, they shall institute legal proceedings in people’s court in the locality of Financing Bank. During the dispute, both parties shall fulfill the other terms without disputes.

22. Litigation delivery place The Client confirms, for any litigations occurred under this Agreement, summons, notices and other judicial documents sent in litigation process shall be deemed as delivery as long as sent to the address listed in the front of this Agreement, and the change of above address shall be not effective to the Financing Bank without advance notification to the Financing Bank.

23. Notice The notice of this Agreement from one party to the other should be sent to the address listed in the front of this Agreement, until one party notified to change the address in written. As long as sent according to above address, it will be deemed as delivered at the following date: for a letter, the seventh (7) business day of Financing Bank after sending the registered letter; for specially delivered, the date of receipt by the recipient; for fax or e-mail, the delivery date of fax or e-mail. All notices, requirements or other communications sent or delivered to the Financing Bank should be deemed as delivery when the Financing Bank is actually received. All notices and requirements sent to the Financing Bank in fax or e-mail should be confirmed in the method of submitting face to face or posting the original (stamped with official steal) to the Financing Bank.

24. Severability of terms Ineffectiveness, illegality or non-compulsory execution of any terms in this Agreement or any affiliated financing documents will not affect the effectiveness, legality or compulsory execution of other terms in this Agreement or any affiliated financing documents.

25. Grace Within valid period of this Agreement, grace or delay to take actions by the Financing Bank to the Client’s any default or other activities shall not damage, influence or restrict the Financing Bank’s rights or interests that should be enjoyed as creditor’s rights on the basis of laws or this Agreement, also can’t be deemed as recognition of Financing Bank to the Client’s behavior for violation of this Agreement, and even can’t be regarded as the Financing Bank’s abandonment to take actions for the Client’s existing or future defaulted behaviors.

26. Relation between prior credit and this Agreement Unless the parties otherwise provided, if there was an original credit agreement between the Client and Financing Bank, since the effective date of this Agreement, if the specific business set forth in this credit agreement had outstanding amount, it will be automatically included in this Agreement and directly occupy the credit limit under this Agreement. The Client promises to get confirmation from guarantor of original credit agreement to continue to bear guarantee obligation under this Agreement.

27. Take Effect This Agreement shall be effective after the Client’s legal representative or authorized agent signed (or sealed) and stamped with official seal and Financing Bank’s legal representative/person in charge or authorized agent signed (or sealed) and stamped with official seal (or special seal for contractual uses). Unless Financing Bank canceled all financing limit and the Client didn’t have any financing or debt balance to the Financing Bank under this Agreement and all affiliated financing documents, otherwise this Agreement will be always valid.

(Part I, End)

Part II Commercial Terms (Financing Limit List)

Client Name: Hebei Baoding Orient Paper Milling Co., Ltd.
Description of Financing Limit
Limit Amount (Currency)	RMB TWENTY Million Yuan Only	Using Date (mm/dd/year)		From March 3, 2014 to January 12, 2015
Cycle way of limit	☑ Recyclable ☒ Non-recyclable
Commitment fee:

☒ Financing commitment by Financing Bank under this Agreement is revocable, that is Financing Bank can (but without obligation) issue financing to the Client, and the commitment rate is: _______

☒ In case of satisfying the limit using preconditions stipulated in this Agreement, financing commitment by Financing Bank under this Agreement is irrevocable, and the commitment rate is: ___________

Collection time and method of commitment fee	☒ Collection time is the effected date of limit in this Limit List, and the collection method is ________ ☒ Others __________________________
Guarantor	Hebei Fangsheng Real Estate Development Co., Ltd.	Guaranty style		☑ Mortgage ☐ Pledge ☐ Guarantee
Margin ratio of different business	☒ Premium subsidy %; ☒ L/C %; ☑ Bank Note 50%; ☒ L/G/standby %; ☒ Others %
Specific appropriate financing types and limit conditions (Please check √ in appropriate financing types, check in inappropriate types)
	Appropriate financing types	Limit (amount and currency)	Interest rate/rate	Maximum duration for single business
☒	Loans
☒ Working capital loans
☒ Fixed assets loans
☑	Trade financing
☒ Discount of commercial paper (including stipulated way of paying interest)
☒ Discount of bank note
☒ Premium subsidy of commercial paper (the Client is acceptor)
☒ Factoring financing
☒ L/C (including domestic letter) export documentary bill
☒ L/C import documentary credit
☒ Packing loan
☒ Export collection documentary credit
☒ L/C (including usance credit payment at sight)
☒ L/G (including standby L/C)
	☑ Opening of bank acceptance bill	RMB Twenty Million Yuan Only	0.05%	Six months
☒	☒ Others

Using preconditions of limit:

(1) Client’s production and operation activities are normal and financing conditions are good, and operation state has no serious deterioration in recent three years;

(2) Client has no default events which are stated in Financing Limit Agreement;

(3) Relevant guarantee has been effectively implemented and security interest has been effectively set up (if any);

(4) Client has provided a clear using plan for loan commitment limit;

(5) Client has provided its situations and report data about production, operation and financial activities, and promised to timely provide and accept the supervision and inspection by the Financing Bank in validity of this Agreement;

(6) To meet specific handling conditions for financing business;

(7) Preconditions proposed by other financing banks:

Other agreed items:

The Client learns and agrees the following contents: This Financing Limit Agreement is only an agreement of intent reached by Financing Bank and the Client against financing matters, which can be used to handle mortgage registration or counter guarantee procedures. Financing Bank shall not bear inevitable and irrevocable financing obligations to the Client just because of the signing of this Agreement. Financing Bank has the right to prudently examine and approve the application of using financing limit proposed by the Client according to current laws, regulations, regulatory policies as well as Financing Bank’s credit management policies and operating instructions of related business, and make a decision whether to provide financing to the Client. When the Financing Bank agreed to provide financing to the Client, both parties shall sign corresponding documents on single financing business.

Special explanation:

(1) Sum of all applicable financing types actually accounting for financing limit shall not exceed the maximum financing limit at any time. For the financing limit of a certain applicable financing type, if the Client wanted to use independently without mixed use with other applicable financing types, the limit of this applicable financing type should be identified separately.

(2) If the mortgagor or pledgor is the Client itself, the guarantor should fill in “Myself” or name of the Client itself.

(3) RMB interest rate is annual rate, and floating rate should indicate the floating period, fee rate can fill in single amount or ratio.

This agreement is made in triplicate, with the Client holding one copy, Financing Bank holding one and registration department holding one copy, each of which has the same legal validity.

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This agreement is signed by following parties on March 3, 2014. The Client confirms that when signed this Agreement, both parties have made detailed explanation and discussion against all terms without objections to all terms in this Agreement, and have an accurate understanding to the legal meaning of related party’s rights and obligations and limitation of liability or exemption terms.

Client (official seal) Hebei Baoding Orient Paper Milling Co., Ltd.	Financing Bank (official seal or special seal for contractual uses) Shanghai Pudong Development Bank Inc, Baoding Branch
Legal representative or authorized agent (signature or seal) /s/Zhenyong Liu	Legal representative/person in charge or authorized agent (signature or seal) /s/Yajun Zhang